UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 13, 2009
Spherix Incorporated
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	0-5576	52-0849320

(Address of principal executive offices) 6430 Rockledge Drive, Suite 503, Bethesda, MD		(Zip Code) 20817
Registrant’s telephone number, including area code		301-897-2540

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers;  Election of Directors;  Appointment of Certain Officers;  Compensation Arrangements of Certain Officers.

A. Paul Cox, Jr., an independent director of Spherix Incorporated (the “Company”) since 2004, died on April 13, 2009.  In addition, Mr. Cox served as Chairman of the Board; Chairman of the Executive and Strategic Planning Committees; and as a member of the Audit and Compensation Committees.

Spherix’s Board of Directors has elected Dr. Robert J. Vander Zanden to serve as Interim Chairman of the Board until the 2009 Annual Shareholders Meeting, following which the Board will elect a new slate of Corporate Officers to serve for the 2009-2010 term.  Mr. Aris Melissaratos, an independent director, has agreed to join the Audit Committee, effective immediately.  All other committees will remain as they are until the 2009 Annual Shareholders Meeting, following which the Chairman of the Board will assign new committees for the 2009-2010 term.

On April 17, 2009, the Company issued a press release reporting the death of Mr. Cox.  A copy of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit 99.1                                Press Release dated April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Spherix Incorporated (Registrant)

Date: April 17, 2009	By:	/s/ Claire L. Kruger
Claire L. Kruger
CEO and COO